Item 77C - DWS Money Market Series (a series of
DWS Money Market Trust)

Registrant incorporates by reference the Proxy
Statement filed on March 8, 2006 (Accession No.
0001193125-06-048473).

Shareholder Meeting Results:

A Special Meeting of Shareholders (the "Meeting") of DWS Money Market Trust, DWS Money Market Series
(the "Fund") was held on May 5, 2006, at the offices of Deutsche Asset Management, 345 Park
Avenue, New York, New York 10154. At the Meeting, the following matters were voted upon by the shareholders (the resulting votes are presented below).

I. Election of Trustees. ("Number of Votes" represents all funds that are series of DWS Money
Market Trust.)

       For	 		Withheld
Henry P. Becton, Jr.	5,478,105,063.131
	220,201,084.395
Dawn-Marie Driscoll	5,477,243,076.314
	221,063,071.212
Keith R. Fox	5,477,428,390.890
	220,877,756.636
Kenneth C. Froewiss	5,477,488,895.414
	220,817,252.112
Martin J. Gruber	5,472,721,045.347
	225,585,102.179
Richard J. Herring	5,473,092,776.739
	225,213,370.787
Graham E. Jones	5,472,786,721.348
	225,519,426.178
Rebecca W. Rimel	5,472,967,670.827
	225,338,476.699
Philip Saunders, Jr.	5,472,890,303.605
	225,415,843.921
William N. Searcy, Jr.	5,472,802,068.405
	225,504,079.121
Jean Gleason Stromberg	5,477,465,241.898
	220,840,905.628
Carl W. Vogt	5,477,206,617.685
	221,099,529.841
Axel Schwarzer	5,472,411,398.574
	225,894,748.952

II-A. Approval of an Amended and Restated
Investment Management Agreement.

For 	Against 	Abstain		Broker
Non-Votes*
5,427,894,377.990	225,179,416.014	31,068,000.522
	14,164,353.000

II-B. Approval of a Subadvisor Approval Policy.

For 	Against 	Abstain		Broker
Non-Votes*
5,382,433,200.383	79,637,453.180	222,071,140.963
	14,164,353.000



III. Approval of a Revised Fundamental Investment
Restriction Regarding Commodities.

For 	Against 	Abstain		Broker
Non-Votes*
5,421,964,025.216	40,021,852.604	222,155,916.706
	14,164,353.000

IV. Approval of a Revised Fundamental Investment
Restriction Regarding Concentration.

For 	Against 	Abstain		Broker
Non-Votes*
5,415,780,275.168	46,445,346.519	221,916,172.839
	14,164,353.000

V-A. Approval of Amended and Restated Declaration of
Trust.
("Number of Votes" represents all funds that are series of DWS Money Market Trust.)

For 	Against 	Abstain		Broker
Non-Votes*
5,432,192,080.056	29,941,389.924	222,008,324.546
	14,164,353.000

The Meeting was reconvened on June 1, 2006, at which time the following matter was voted upon by the shareholders (the resulting votes are presented below).

V-B. Approval of Further Amendments to Amended and Restated
Declaration of Trust. ("Number of Votes" represents all funds that are series of DWS Money Market Trust.)

For 	Against 	Abstain		Broker
Non-Votes*
5,604,062,390.089	45,538,710.833	225,405,866.859
	14,164,353.000

*	Broker non-votes are proxies received by the Fund
from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


G:\sec_reg\NSAR\2006\113006\Item 77c DWS Money Market Trust.doc